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                                                                  EXHIBIT 24.1
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The Board of Directors
Cell Robotics International, Inc.


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


KPMG Peat Marwick, LLP
Albuquerque, New Mexico
May 28, 1998